UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2012

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2012, The Children’s Place Retail Stores, Inc. (the “Company”) and Steven Baginski entered into a letter agreement (the “Letter Agreement”) that provides for the Company’s employment of Mr. Baginski on an at-will basis as the Company’s Senior Vice President, Chief Financial Officer.

The Letter Agreement provides for (i) an annual base salary of $450,000, (ii) an annual performance-based cash bonus opportunity (at target) equal to 40% of base salary, with the bonus for the fiscal year ending February 2, 2013, or fiscal 2012, guaranteed at target, (iii) a time-vested restricted stock unit award under the Company’s 2011 Equity Incentive Plan (the “2011 Equity Plan”) covering 7,200 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), which award will vest as to one-third (1/3) of the shares comprising the award on the first, second and third anniversaries of the date of grant, provided Mr. Baginski is employed by the Company on such anniversary dates, (iv) a performance-based restricted stock unit award under the 2011 Equity Plan pursuant to which Mr. Baginski may become entitled to receive 4,800 shares of Common Stock (at target) in the event that the Company achieves an operating income target established by the Compensation Committee of the Board of Directors for fiscal 2012 (the performance-based stock award provides for the issuance of 50% of the targeted number of shares in the event the Company achieves a threshold operating income target and 200% of the targeted number of shares in the event a maximum operating income target is achieved), (v) reimbursement of relocation expenses in accordance with the Company’s policy and (vi) a right to enter into an Amended and Restated Change in Control Severance Agreement in the form provided to other senior executives of the Company.

The Letter Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the Company’s fiscal quarter ending April 28, 2012 and the information set forth above is qualified in its entirety by reference to the full text of the Letter Agreement.

Prior to joining the Company, Mr. Baginski, 53, was the Chief Financial Officer of Kellwood Company, an apparel manufactuer, marketer and retailer (2009-2011), the Chief Administrative Officer of Hercules Tire & Rubber Company, responsible for Finance, IT and Human Resources (2008-2009), and held senior executive positions with Limited Brands (1999-2007) culminating in Mr. Baginski being named the Senior Vice President, Corporate Finance.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated April 25, 2012, issued by the Company regarding the appointment of Mr. Baginski.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its Annual Report on Form 10-K for the fiscal year ended January 28, 2012. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by a further downturn in the economy or by other factors such as increases in the cost of gasoline and food, and the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2012

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Jane Elfers
Name:	Jane Elfers
Title:	President and Chief Executive Officer

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